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                                    Exhibit 5

                       Opinion of Willkie Farr & Gallagher





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                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022


                                                              February 18, 1997




P & F Industries, Inc.
300 Smith Street
Farmingdale, New York  11735


Ladies and Gentlemen:

                  We have acted as counsel to P & F Industries, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the
"Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of 930,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), 330,000 shares of which are issuable upon exercise of stock options previously granted under the P & F Industries, Inc. 1981 Incentive Stock Option Plan (the "1981 Plan") and 600,000 shares of which are issuable upon exercise of stock options granted or to be granted under the P & F Industries, Inc. 1992 Incentive Stock Option Plan (the "1992 Plan"). The 1981 Plan and the 1992 Plan are collectively referred to herein as the "Plans".

                  As counsel for the Company, we have examined, among other things, such originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

                  Based on the foregoing, we are of the opinion that the shares of Class A Common Stock issuable upon the exercise of options issuable under the Plans have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans for consideration in excess of $1.00 per share, will be validly issued, fully paid, and nonassessable.


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                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement.

                  We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.


                                    Very truly yours,


                                    Willkie Farr & Gallagher